   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 2000
                                                      REGISTRATION NO. 333-49644
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  -------------
                                 AMENDMENT NO. 3

                                       TO
                                   FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                -------------
                              THE AES CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                         4991                     54-1163725
        (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)

                                 -------------
                            1001 NORTH 19TH STREET
                           ARLINGTON, VIRGINIA 22209
                                 (703) 522-1315
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                -------------
                                BARRY J. SHARP
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              THE AES CORPORATION
                            1001 NORTH 19TH STREET
                           ARLINGTON, VIRGINIA 22209
                                 (703) 522-1315
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                -------------
                                  Copies to:
                            MICHAEL E. GIZANG, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                               NEW YORK, NY 10036
                                 (212) 735-3000
                                -------------
     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF              AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING          AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTERED(1)         PER UNIT                PRICE           REGISTRATION FEE(2)
Common Stock, par value $0.01 per share     3,736,023                 N/A                   N/A               $ 36,327.00

--------------------------------------------------------------------------------
(1) This Registration Statement relates to common stock, par value $0.01 per share, of The AES Corporation ("AES") issuable to holders of ADSs of Gener S.A. ("Gener") each representing 68 shares of common stock of Gener in the exchange offer (the "U.S. Offer") described herein. For purposes of calculating the registration fee, the Proposed Maximum Aggregate Offering Price has been determined by multiplying an assumed maximum exchange ratio of 0.2519685 for each Gener ADS common stock by 14,827,343, the aggregate number of shares of Gener ADSs outstanding on September 30, 2000, the last practicable date prior to the commencement of the U.S. Offer for which this information is available. The actual exchange ratio will not be determined until just prior to the expiration date.

(2) The registration fee was calculated pursuant to Rules 457(f)(1) and 457(c) based upon the per ADS market value of the Gener ADSs to be exchanged in the U.S. Offer which is the average of the high and low sales prices of Gener ADSs, as reported on the New York Stock Exchange Composite Transaction Tape on November 2, 2000, multiplied by the 14,827,343 ADSs outstanding as of September 30, 2000, the last practicable day prior to the commencement of the U.S. Offer. This fee was paid to the Commission on November 9, 2000.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                                    PART II


                           CHANGES TO THE PROSPECTUS


The Prospectus, which forms a part of this Registration Statement, is hereby amended and supplemented as a result of the following:

     On December 14, 2000, we filed Supplement No. 1 to the Prospectus, which amends and supplements the Prospectus mailed to such shareholders by us on November 9, 2000. The Prospectus Supplement is filed herewith as Exhibit 99.15 and the information set forth therein is incorporated herein by reference. We intend to mail this Prospectus Supplement to Gener ADS holders on December 18, 2000.


            INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, Article VIII of AES's Bylaws, as amended, and indemnification agreements entered into by AES with its directors provide for the exculpation of directors and the indemnification of officers, directors, employees and agents under certain circumstances.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

     A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, Bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Set forth below is Article VIII of AES's Bylaws pertaining to indemnification of officers, directors, employees and agents and insurance, which is in full compliance with Section 145 of the Delaware General Corporate
Law:

     Section 8.01. (A) Any person who was or is a party or is threatened to be made a party to or was or is involved (as a witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Corporation to procure a judgment in its favor (a "derivative action")) by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Corporation, to the extent authorized by the laws of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted prior to such amendment), against all expenses (including, but not limited to, attorneys' fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding. In the event of any derivative action, such persons shall be indemnified by the Corporation under the same conditions and to the same extent as specified above, except that no indemnification is permitted in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while hold in such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


     (B) The right to indemnification conferred in this Article VIII is and shall be a contract right. The right to indemnification conferred in this
Article VIII shall include the right to be paid by the Corporation the expenses (including attorneys' fees and retainers therefor) reasonably incurred in connection with any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from a director, officer or employee of the Corporation requesting such advance or advances from time to time; provided, however, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee in advance of the final disposition of a proceeding shall be made only upon delivery to the employee to repay all amounts so advanced if it shall ultimately be determined that such director, officer or employee is not entitled to be indemnified under this Article VIII or otherwise.


     (C) To obtain indemnification under this Article VIII, an indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to such person and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification.


     (D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture; trust or other enterprise including service with respect to employee benefit plans, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in paragraph (E) of this Article VIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.


     (E) The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of its final disposition to any agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.


     In addition, AES has entered into indemnification agreements with its directors and officers pursuant to which AES has agreed to indemnify such directors and officers in accordance with, and to the fullest extent permitted by, the Delaware General Corporation Law against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any proceeding in which the indemnitee was or is made a party or was or is involved by reason of the fact that the indemnitee is or was a director or an officer.


     AES has also purchased liability insurance policies covering certain directors and officers of AES.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


(a)  Exhibits





  EXHIBIT
  NUMBER     DESCRIPTION
----------   -------------------------------------------------------------------------------
   3.1       Sixth Amended and Restated Certificate of Incorporation of The AES
             Corporation (incorporated by reference to Exhibit 3.1 to The AES Corporation
             Quarterly Report on Form 10-Q filed May 15, 2000).

   3.2       The AES Corporation Bylaws, as amended (incorporated by reference to
             Exhibit 3.2 to the AES Corporation Quarterly Report on Form 10-Q filed on
             August 14, 1998).

   5.1*      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities.

  23.1*      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (set forth in Exhibit
             5.1).

  23.4       Consent of Deloitte and Touche LLP.**

  24.1       Powers of Attorney (set forth on signature page).

  99.1       Form of ADS Letter of Transmittal.**

  99.2       Form of Notice of Guaranteed Delivery.**

  99.3       Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
             Other Nominees.**

  99.4       Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust
             Companies and Other Nominees.**

  99.5       Form of Guidelines for Certification of Taxpayer Identification Number on
             Substitute Form W-9.**

  99.6       Summary Advertisement published in The Wall Street Journal on November 13,
             2000.**

  99.7       Press Release issued by AES on November 3, 2000 (incorporated by reference to the filing by AES pursuant to Rule 425 on November 3, 2000).

  99.8       Letter Agreement between AES and Compania de Petroleos de Chile S.A., dated November 3, 2000 (incorporated by reference to Exhibit (d) by AES on
             Schedule TO-T filed on November 9, 2000).

  99.9       Press Release issued by AES on November 22, 2000 (incorporated by reference to Exhibit (a)(9) by AES on Schedule TO-T/A filed on November 22, 2000).

 99.10       Press Release issued by AES on November 28, 2000 (incorporated by reference to Exhibit (a)(10) by AES on Schedule TO-T/A filed on November 30, 2000).

 99.11       Agreement, dated as of November 28, 2000, between AES, TotalFinalElf, and
             Total Gas and Power Ventures (incorporated by reference to Exhibit (a)(11) by
             AES on Schedule TO-T/A filed on November 30, 2000).

 99.12       Press Release issued by AES on December 7, 2000 (incorporated by reference to Exhibit (a)(12) by AES on Schedule TO-T/A filed on December 7, 2000).

 99.13       Press Release issued by AES on December 8, 2000 (incorporated by reference to Exhibit (a)(14) by AES on Schedule TO-T/A filed on December 8, 2000).


 99.14       Press Release issued by AES on December 13, 2000 (incorporated by reference to Exhibit (a)(15) by AES on Schedule TO-T/A filed on December 13, 2000).

 99.15       Supplement No. 1 to the Prospectus relating to AES shares to be issued in the
             U.S. Offer.


----------
*     To be filed by amendment

**    Previously filed

(b)  Financial Statement Schedules

     The Financial Statement Schedules have previously been filed as part of AES's Form 10-K for the fiscal year ended December 31, 1999.


(c)  None


ITEM 22. UNDERTAKINGS.

(A)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required in Section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)  The undersigned registrant hereby undertakes:

     (1) that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


(E) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


(F) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on the 14th day of December, 2000.



                                        THE AES CORPORATION


                                        By: /s/ Dennis W. Bakke
                                             ----------------------------------

                                             Name: Dennis W. Bakke
                                                   ----------------------------

                                             Title: President and Chief
                                                   Financial Officer
                                                  -----------------------------

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



           SIGNATURE                               TITLE                           DATE
-------------------------------   ---------------------------------------   ------------------
 /s/ Roger W. Sant*               Chairman of the Board                     December 14, 2000
-------------------------
   Roger W. Sant

 /s/ Dennis W. Bakke              President, Chief Executive Officer        December 14, 2000
-------------------------         (principal executive officer) and
   Dennis W. Bakke                Director


 /s/ Alice F. Emerson*            Director                                  December 14, 2000
-------------------------
   Dr. Alice F. Emerson


 /s/ Robert F. Hemphill, Jr.*     Director                                  December 14, 2000
-------------------------
   Robert F. Hemphill, Jr.


 /s/ Frank Jungers*               Director                                  December 14, 2000
-------------------------
   Frank Jungers


 /s/ John H. McArthur*            Director                                  December 14, 2000
-------------------------
   John H. McArthur


 /s/ Hazel R. O'Leary*            Director                                  December 14, 2000
-------------------------
   Hazel R. O'Leary


 /s/ Thomas I. Unterberg*         Director                                  December 14, 2000
-------------------------
   Thomas I. Unterberg


 /s/ Robert H. Waterman, Jr.*     Director                                  December 14, 2000
-------------------------
   Robert H. Waterman, Jr.


 /s/ Barry J. Sharp*              Senior Vice President and Chief           December 14, 2000
-------------------------         Financial Officer (Principal Financial
   Barry J. Sharp                 and Accounting Officer)



*By: /s/ Dennis W. Bakke
    --------------------
    Dennis W. Bakke, as
    Attorney-in-Fact for each
    of the persons indicated